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Exhibit 3.4

The English text is an unofficial translation only

ARTICLES OF ASSOCIATION

§1.
Corporate name

  The corporate name of the company is Swebus BusCo AB.

§2.
Registered Office

  The registered office of the Board of Directors shall be in the city of Stockholm.

§3.
Company object

  The company shall hold and manage personal property, primarily vehicles, furthermore the company shall carry on financial business comprising leasing of personal property, primarily vehicles, trading in securities and currencies, and thereto related activities. The company shall, however, not carry on business that falls under the Banking Act (Sw: Lag om bankrörelse) or the Act on Credit Limited Liability Companies (Sw: Lag om kreditaktiebolag).

§4.
Share capital

  The company's minimum share capital shall be SEK 100,000 and the maximum share capital shall be SEK 400,000.

§5.
Par Value of Shares

  Each share shall have a par value of SEK 100.

§6.
Board of Directors and auditors

  The board of directors shall consist of 3-10 directors and 0-10 deputy directors.

  The board of directors is appointed at the annual general meeting of shareholders for a period until the end of the next annual general meeting of the shareholders.

  1-2 auditors, with or without deputy auditors, shall be appointed at an annual general meeting of shareholders for a period until the end of the annual general meeting of the shareholders held during the fourth fiscal year following the appointment of the auditor(s).

§7.
Resolutions of the Board of Directors

  If equal votes occur under a voting within the Board of Directors the Chairman will not have casting vote.

§8.
Notice

  General Meeting of Shareholders shall be convened by letter to the shareholders within the time-limit set out in the Companies Act (Sw: Aktiebolagslagen).

§9.
Shareholders' Meeting

  An Annual General Shareholders' Meeting shall be held every year within six months from the end of the fiscal year.

  The Annual Shareholders' Meeting shall deal with the following matters:

  1.
  Election of Chairman for the Meeting;

  2.
  Preparing and approval of the voting list;

  3.
  Approval of the agenda;

  4.
  Election of one or two persons to approve the minutes;

  5.
  Resolution on whether the meeting has been duly convened;

  6.
  Presentation of the annual report and the Auditors' report, and where applicable, the consolidated financial statement and the consolidated Auditors' report;

  7.
  Resolutions in respect to

  a)
  adoption of the profit and loss statement and the balance sheet and, where applicable, the consolidated profit and loss statement and the consolidated balance sheet;

  b)
  appropriation of the profit or loss according to the adopted balance sheet and;

  c)
  discharge of liability for the Board of Directors and, where applicable, the Managing Director.

  8.
  Determination of fees to the Board of Directors and the Auditor(s).

  9.
  Election of Directors and, where applicable, Auditor(s) and possible Deputy Auditor(s).

  10.
  Any other matter to be referred to the Meeting under the Companies Act or the Articles of Association.

  At Meetings of the Shareholders every person entitled to vote may vote for the entire number of shares owned and represented by him without restrictions as to the number of votes.

§10.
Fiscal year

  The fiscal year of the company is March 1 - February 28 (February 29).

§11.
Pre-emption right

  If a share is transferred to a person who was not previously a shareholder in the company, a right of pre-emption to such share shall be immediately offered to the other shareholders by written notice to the company's board of directors. Proof of title to such share shall be provided in connection therewith and, if title to such share is transferred by way of purchase, information about the purchase price shall be provided.

  When notice has been made, the board of directors shall immediately notify each shareholder in writing, along with a request to persons wishing to exercise the right of pre-emption to submit written notice of their pre-emption claim to the company within two months from the time that notice of transfer of the share was made to the board of directors.

  In the event that several persons entitled to exercise a right of pre-emption submit such notice, their respective right of priority shall be determined by drawing of lots, however, in the event that several shares are simultaneously subject to a pre-emption right, the shares shall first, to the extent practicable, be equally divided among those persons who have presented claims of pre-emption in relation to their earlier holdings of shares.

  For a share subject to pre-emption right in the above manner, the price shall be:

  a.
  when title has been transferred by way of purchase, the price shall correspond to the purchase price, and

  b.
  when title has been transferred in another way than by purchase and failing an agreement on transfer price, determined by arbitrators nominated under the Arbitration Act (1999:116).

  If transfer has been made by way of purchase, and if the new owner when required is unable to present a contract note or a transcript from a protocol from a public auction or any other written transfer note, witnessed by two persons and containing the purchase terms, or if there is a reason to believe that what is stated in the transfer note is not what has been agreed, in good faith

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  between the seller and the buyer, or paid, the transfer price shall be determined in accordance with what is stated in item b above.

  If no pre-emption claim is presented by any person entitled to pre-emption within the prescribed time or if, when the pre-emption price is set, the share has not within 20 days been transferred, the person who has made the offer of the pre-emption shall be registered for the shares.

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Exhibit 3.4

Swebus BusCo AB

BOLAGSORDNING

        2004-01-14

§1
Firma

  Bolagets firma är

  Swebus BusCo AB

  Styrelsens säte

  Styrelsen har sitt säte i kommun 80, Stockholm

§3
Verksamhet

  Bolaget skall äga och förvalta lös egendom, i första hand fordon, vidare skall bolaget bedriva finansiell verksamhet inbegripet uthyrning av lös egendom, företrädesvis fordon, handel med värdepapper och valutor samt härmed förenlig verksamhet, Bolaget, skall dock inte bedriva sådan verksamhet som avses i lag om bankrörelse eller lag om kreditaktiebolag.

§4
Aktiekapital

  Aktiekapitalet utgör lägst 100.000 kronor och högst 400.000 kronor.

§5
Aktiebelopp

  Aktie lyder på 100 kronor.

§6
Styrelse och revisorer

  Styrelsen består av 3 - 10 ledamöter med 0 - 10 suppleanter

  Den väljes årligen på ordinarie bolagsstämma för tiden intill dess nästa ordinarie bolagsstämma har hållits.

  1-2. revisorer med eller utan revisorsuppleanter väljes på ordinarie bolagsstämma för tiden intill dess ordinarie bolagsstämma har hållits under fjärde räkenskapsåret efter valet.

§7
Styrelsebeslut

  Uppkommer vid omröstning inom styrelsen lika röstetal har styrelsens ordförande inte utslagsröst.

§8
Kallelse

  Kallelse till bolagsstämma skall ske genom brev med posten inom den tid som anges i aktiebolagslagen.

§9
Bolagsstämma

  Ordinarie bolagsstämma hålles årligen inom 6 månader efter räkenskapsårets utgång.

  På ordinarie bolagsstämma skall följande ärenden förekomma:

  1.
  Val av ordförande vid stämman.

  2.
  Upprättande och godkännande av röstlängd.

  3.
  Godkännande av dagordning.

  4.
  Val av en eller två protokolljusterare.

  5.
  Prövning av om stämman blivit behörigen sammankallad.

  6.
  Föredragning av framlagd årsredovisning och revisionsberättelse samt, i förekommande fall, koncernredovisning och koncernrevisionsberättelse.

  7.
  Beslut

  a.
  om fastställande av resultaträkning. och balansräkning samt, i förekommande fall; koncernresultaträkning och koncernbalansräkning.

  b.
  om dispositioiner beträffande bolagets vinst eller förlust enligt den fastställda balansräkningen.

  c.
  om ansvarsfrihet åt styrelseledamöter och verkställande direktör när sådan förekommer.

  8.
  Fastställande av styrelse- och revisorsarvoden.

  9.
  Val av styrelse och, i förekommande fall, revisorer samt eventuella revisorsuppleanter.

  10.
  Annat ärende som ankommer på stämman enligt aktiebolagslagen eller bolagsordningen.

  Vid bolagsstämma må envar röstberättigad rösta för hela antalet av honom ägda och företrädda aktier, utan begränsning i röstetalet.

§10
Räkenskapsår

  Bolagets räkenskapsår är 0301 -0228 (0229).

§11.
Hembud

  Har aktie övergått till annan person, ska aktien genom skriftlig anmälan hos bolagets styrelse genast hembjudas aktieägarna till inlösen. Åtkomsten av aktien ska därvid styrkas samt, där äganderätten har övergått genom köp, uppgift lämnas om köpesumman.

  När aktie sålunda har hembjudits till inlösen, skall styrelsen genast skriftligen underrätta bolagets aktieägare om detta med anmodan till den, som önskar begagna sig av lösningsrätten, att skriftligen anmäla sig hos styrelsen inom två månader, räknat från anmälan hos styrelsen om aktiens övergång.

  Anmäler sig flera berättigade, ska företrädesrätten dem emellan bestämmas genom lottning, dock att, om samtidigt flera aktier har hembjudits, aktierna först, så långt ske kan, ska jämt fördelas bland dem, som vill lösa, i proportion till deras tidigare aktieinnehav.

  För sålunda hembjuden aktie ska erläggas i lösen:

  a.
  när äganderätten har övergått genom köp, den därvid bestämda köpeskillingen, och

  b.
  när äganderätten har övergått på annat sätt än genom köp och överenskommelse ej kunnat ske i fråga om lösenbeloppets storlek, det belopp som aktien har värderats till av skiljemän, utsedda enligt lag om skiljeförfarande.

  Har aktie övergått genom köp, och kan inte den nye ägaren, om så begärs, angående köpen köpet visa avräkningsnota eller utdrag av protokoll över offentlig auktion eller annan skriftlig, av två personer bevittnad köpehandling, som innehåller köpevillkoren, eller förekommer anledning anta, att mellan säljare och köpare inte har blivit på god tro så bestämt och betalt, som köpehandlingen innehåller, skall lösenbeloppet bestämmas efter den i punkt b. här ovan angivna grunden.

  Om inte inom stadgad tid någon anmäler sig vilja lösa hembjuden aktie eller, sedan lösenpriset på dylik aktie i behörig ordning har fastställts, aktien ej inom 20 dagar därefter inlöses, får den, som gjort hembudet, bli registrerad för aktien.

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  Exhibit 3.4
ARTICLES OF ASSOCIATION
  Exhibit 3.4
BOLAGSORDNING